UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2019

ADORBS INC.

(Exact Name of Registrant as Specified in Charter)

Commission File Number 333-222631

Nevada	82-3155323
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

234 E. Beech Street, Long Beach, NY 11561

(Address of principal executive offices, Zip Code)

(516) 544-2812

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter.     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financing accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

ITEM 5.02. Departure of Directors or certain officers; election of directors; appointment of certain officers; compensatory arrangements of certain officers.

Effective as of April 15, 2019, the Board of Directors of Adorbs Inc. appointed Michael Lazar as a director and the Chief Financial Officer. Mr. Lazar accepted such appointment.

Michael Lazar brings over 12 years of experience in guiding corporate issuers with filing of their regulatory filings with the Securities and Exchange Commission (the “SEC”).  Michael has helped public companies to navigate the regulations of the SEC. Michael helps improve the regulatory filing processes and corporate issuer workflow for compliance with the SEC ‘33, ‘34 and ‘40 Acts.  Michael was part of the founding team members at Vintage Filings in August 2006. Michael was responsible for assisting CFO’s, financial reporting team members, Controllers, and Corporate and Securities Attorneys in top law firms in the country to file accurately with the SEC.  Michael is experienced in assisting NASDAQ, NYSE, AMEX & OTC Companies with XBRL, EDGAR, and all financial printing and compliance needs.  Michael worked with The Vintage Group, a division of PR Newswire until August 2016.  In August 2016, Michael joined S2 Filings which became the fastest growing filing agents in the country. Michael has a Bachelors degree in Economics from Brooklyn College.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADORBS INC.
(Registrant)

Date:	April 15, 2019	By:	/s/ Rebecca Jill Lazar
		Name:	Rebecca Jill Lazar
		Title:	Chief Executive Officer